EXHIBIT 99.1

FOR RELEASE: June 28, 2006

Contacts:
Brian Ruby, Creative Partners, +1 (203) 705-9218, bruby@creativepartners.com
Barry W. Smith, NYFIX, +1 (212) 809-3542, barry.smith@nyfix.com

NYFIX PARTNERS WITH GOLDMAN SACHS, MORGAN STANLEY AND CITIGROUP
FOR INDICATION OF INTEREST AND TRADE ADVERTISEMENT MESSAGE FLOW

NEW YORK, June 28, 2006 - NYFIX, Inc. (Pink Sheets: NYFX), a leader in technology solutions for the financial marketplace, has entered into definitive agreements with Goldman Sachs, Morgan Stanley, and Citigroup as strategic partners for the real-time distribution of Indications of Interest (IOI) and Trade Advertisements over the NYFIX Network. NYFIX has expanded its network capabilities for pre and post-trade message traffic to benefit both brokers and buy-side institutions.

“We look forward to this partnership and to utilizing the NYFIX Network for cost-effective distribution of higher quality IOI’s and trade advertisements.” said Duncan Niederauer, Managing Director, Goldman Sachs.

An IOI is an Indication of Interest to buy or sell merchandise broadcast by Broker Dealers to their Institutional counterparties. This information is distributed in the hopes of creating a natural (institution vs. institution) execution. “Institutional investors are overwhelmed with messages and have difficulty separating truly actionable messages from those that are merely informational” said Andy Wilson, Global Head of The NYFIX FIX Network Division. “We hope to address those concerns by delivering high-quality indications directly into the client’s order management system.”

With advanced filtering, unique data validation and real-time liquidity sourcing tools in development, NYFIX is uniquely positioned to create a quality experience for users where, in our view, spam and distorted data currently are the norm. This system will bring relevant information directly to traders’ desktops and into their order management systems, creating a better experience for the buy-side while creating more trading opportunities for the sell-side.

A significant number of NYFIX Network buy-side clients, including Pzena Investment Management, assisted NYFIX in the design and validation of this new IOI offering. “Our traders are normally inundated with unreliable IOIs and trade advertisements,” said Keith Komar, Principal and Director of Operations & Technology at Pzena. “The ability to integrate these messages into our OMS has improved our productivity by creating a number of natural matches.”

“We are rapidly expanding our network offering to include new value added products and services for our client base,” said Wilson. “Capitalizing on our market leading position and network reach has created a cost reduction opportunity for our clients.”

About NYFIX, Inc.
NYFIX, Inc. is an established provider to the domestic and international financial markets of trading workstations, trade automation and communication technologies and through its registered broker-dealer subsidiaries, execution services. Our NYFIX Network is one of the industry's largest networks, connecting broker-dealers, institutions and exchanges. We maintain our principal office on Wall Street in New York City, with other offices in Stamford, CT, London's Financial District, Chicago and San Francisco. We operate redundant data centers in the metropolitan New York City area, with additional data center hubs in London, Amsterdam, Hong Kong and Tokyo. For more information, please visit http://www.nyfix.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability of the Company to market and develop its products. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward- looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. All trademarks, trade names, logos, and service marks referenced herein belong to NYFIX, Inc.

SOURCE: NYFIX, Inc.

Please visit http://www.nyfix.com for more information about NYFIX.

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